Exhibit 99.1

FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2012 Results

Indiana, Pennsylvania – January 29, 2013 – S&T Bancorp, Inc. (NASDAQ: STBA), a full-service financial institution with office locations in 11 Pennsylvania counties, has announced its fourth quarter and full year earnings for 2012.

Todd D. Brice, president and chief executive officer of S&T Bancorp, Inc., offered the following highlights:

•	Fourth quarter earnings were $9.5 million compared to $12.6 million in the third quarter of 2012. Diluted earnings per common share were $0.32 compared to $0.43 in the third quarter of 2012.

•	Net interest margin (FTE) increased in the fourth quarter compared to the third quarter of 2012 both in rate, up 1 basis point to 3.51%, and dollars, up $0.5 million to $35.4 million.

•	Average loans increased $59.8 million in the fourth quarter compared to the third quarter of 2012.

•	Asset quality generally improved in the fourth quarter compared to the third quarter of 2012. Non-performing assets decreased by $11.7 million.

•	Full year 2012 earnings were $34.2 million or $1.18 diluted earnings per common share compared to 2011 earnings of $39.7 million or $1.41 diluted earnings per common share.

“The fourth quarter demonstrated improvement across a number of fronts,” said Todd Brice, president and chief executive officer of S&T Bancorp, Inc. “With our loan pipeline building over the past two quarters, we were able to book a significant amount of new loans in the fourth quarter, resulting in solid loan growth. This loan growth improved our asset mix and kept the net interest margin stable. In addition, we saw improvement on the asset quality front with the resolution of a number of problem credits.”

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S&T Earnings Release - 2

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2012 Results

(continued)

Net Interest Income (FTE)

Net interest income improved this quarter by $0.5 million to $35.4 million compared to the third quarter of 2012. Our net interest margin rate increased by one basis point to 3.51% due in part to the improvement in asset mix that came with higher average balances in loans and securities, and a decline in average interest-bearing deposits with banks. Our cost of interest-bearing liabilities decreased by six basis points primarily due to repricing of core deposits and certificates of deposit.

Asset Quality

Asset quality metrics improved in many areas from the prior quarter, including decreases in non-performing loans (NPLs), OREO, and substandard loans. We resolved a number of problem credits during the quarter and experienced less than $6 million in new NPLs for the second quarter in a row. Net charge-offs of $4.0 million and provision for loan losses of $4.2 million for the fourth quarter of 2012 kept the allowance for loan losses essentially unchanged at $46.5 million or 1.38% of total loans at December 31, 2012.

Noninterest Income and Expense

Noninterest income decreased from the prior quarter by $1.0 million to $11.6 million, primarily due to normal seasonal fluctuations in insurance and merchant processing, and some non-recurring items. We also recognized $0.5 million of interest rate swap fees as our customers opted to lock in low rates for longer term loans. Noninterest expense decreased $1.3 million from the prior quarter to $29.7 million, primarily due to a decrease in the provision for unfunded commitments of $1.2 million, as a result of a large increase in construction related loan commitments in the third quarter of 2012.

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S&T Earnings Release - 3

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2012 Results

(continued)

Financial Condition

Assets increased from the prior quarter by $0.1 billion to $4.5 billion at December 31, 2012, primarily driven by loan growth. S&T’s capital ratios are generally down slightly this quarter as loan growth outpaced increased capital from retained earnings. All capital ratios remain significantly above the well-capitalized thresholds of federal bank regulatory agencies.

2012 Full Year

Full year 2012 earnings decreased by $5.5 million to $34.2 million and diluted earnings per common share decreased $0.23 to $1.18 compared to full year 2011. We completed two mergers during 2012, acquiring Mainline Bancorp Inc. in March and Gateway Bank of Pennsylvania (Gateway) in August. Average loans were flat comparing 2012 and 2011 despite the additional loans from the acquisitions. The low interest rate environment was a challenge to our net interest income, as earning asset rates reset faster than our ability to offset those decreases on the funding side. Net interest income (FTE) declined by $1.8 million compared to 2011 despite adding earning asset balances from the mergers.

Noninterest income increased $4.7 million, primarily due to increases in wealth management, mortgage banking and interest rate swap fees. Security gains also added $3.1 million more in 2012 than 2011. Non-interest expenses were $19.0 million higher in 2012 than in 2011. The merger transactions resulted in $6.1 million of one-time merger related expenses and approximately $5.0 million in additional normal ongoing expenses. Other significant expense increases included $2.0 million additional in pension expense and a $3.3 million increase in the provision for unfunded loan commitments.

We experienced asset quality challenges in the first half of 2012, which resulted in $7.2 million more in provision for loan losses in 2012 as compared to 2011. Also in 2012, we had no preferred dividend payments due to the redemption of $108.7 million of preferred stock from the U.S. Department of Treasury’s Capital Purchase Program in December of 2011.

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S&T Earnings Release - 4

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2012 Results

(continued)

Merger Activity

On February 8, 2013, S&T anticipates the closing of the bank level merger of S&T Bank and Gateway. S&T Bancorp previously acquired Gateway on August 13, 2012. With the systems conversion to take place over the weekend of February 9-10, the two former Gateway offices in McMurray and Cranberry Township, PA will open on February 11, 2013 as full service offices of S&T Bank.

Conference Call

S&T Bancorp, Inc. will host its fourth quarter 2012 earnings conference call live over the Internet at 1:00 p.m. ET on Tuesday, January 29, 2013. To access the webcast, go to S&T Bancorp’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “4th Quarter 2012 Conference Call” and follow the instructions.

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties. With assets of $4.5 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market System under the symbol STBA. For more information, visit www.stbancorp.com.

For more information:

Mark Kochvar

Chief Financial Officer

800 Philadelphia Street

Indiana, PA 15701

724-465-4826

mark.kochvar@stbank.net

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S&T Earnings Release - 5

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2012 Results

(continued)

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Earnings Release - 6

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands, except per share data)

	For the Twelve Months Ended December 31,
	2012	2011
Income Statements
Interest Income	$156,251	$165,079
Interest Expense	21,024	27,733

Net Interest Income	135,227	137,346
Taxable Equivalent Adjustment	4,471	4,155

Net Interest Income (FTE) (3)	139,698	141,501

Provision for Loan Losses	22,815	15,609

Net Interest Income After Provision (FTE)	116,883	125,892

Security Gains (Losses), Net	3,016	(124)

Wealth Management	9,808	8,180
Service Charges and Fees	9,992	9,978
Insurance	8,448	8,314
Other	20,648	17,709

Total Noninterest Income	48,896	44,181

Salaries and Employee Benefits	60,256	51,078
Occupancy and Equipment Expense, Net	12,867	11,884
Data Processing Expense	9,620	6,853
FDIC Expense	2,926	3,570
Other	37,194	30,523

Total Noninterest Expense	122,863	103,908

Income Before Taxes	45,932	66,041
Taxable Equivalent Adjustment	4,471	4,155
Applicable Income Taxes	7,261	14,622

Net Income	34,200	47,264
Preferred Stock Dividends and Discount Amortization	—	7,611

Net Income Available to Common Shareholders	$34,200	$39,653

Per Common Share Data:

Average Shares Outstanding - Diluted	29,008,880	27,990,150
Diluted Earnings Per Common Share*	$1.18	$1.41
Dividends Declared	$0.60	$0.60

*	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.

S&T Earnings Release - 7

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands, except per share data)

	2012	2012	2011
	Fourth Quarter	Third Quarter	Fourth Quarter
Income Statements
Interest Income	$38,920	$38,820	$40,258
Interest Expense	4,629	5,025	6,192

Net Interest Income	34,291	33,795	34,066
Taxable Equivalent Adjustment	1,094	1,119	1,101

Net Interest Income (FTE) (2)	35,385	34,914	35,167

Provision for Loan Losses	4,215	2,305	2,336

Net Interest Income After Provision (FTE)	31,170	32,609	32,831

Security Gains (Losses) , Net	—	2,170	—

Wealth Management	2,415	2,397	2,622
Service Charges and Fees	2,585	2,567	2,021
Insurance	1,722	2,402	1,809
Other	4,843	5,210	5,122

Total Noninterest Income	11,565	12,576	11,574

Salaries and Employee Benefits	14,323	14,819	13,446
Occupancy and Equipment Expense, Net	3,412	3,392	2,831
Data Processing Expense	2,172	2,012	1,925
FDIC Expense	762	838	678
Other	9,048	9,957	7,792

Total Noninterest Expense	29,717	31,018	26,672

Income Before Taxes	13,018	16,337	17,733
Taxable Equivalent Adjustment	1,094	1,119	1,101
Applicable Income Taxes	2,400	2,623	4,376

Net Income	9,524	12,595	12,256
Preferred Stock Dividends and Discount Amortization	—	—	2,939

Net Income Available to Common Shareholders	$9,524	$12,595	$9,317

Per Common Share Data:

Shares Outstanding at End of Period	29,732,209	29,733,592	28,131,249
Average Shares Outstanding – Diluted	29,659,999	29,277,232	28,068,064
Diluted Earnings Per Common Share *	$0.32	$0.43	$0.33
Dividends Declared	$0.15	$0.15	$0.15
Common Book Value	$18.08	$17.97	$17.44
Tangible Common Book Value (1)	$11.98	$11.86	$11.36
Market Value	$18.07	$17.61	$19.55

*	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.

S&T Earnings Release - 8

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	For the Twelve Months Ended December 31,
	2012		2011
Net Interest Margin (FTE) (YTD Averages)(3)
Assets
Loans	$3,213,018	4.59%	$3,216,857	4.88%
Interest-bearing Deposits with Banks	289,947	0.25%	123,714	0.24%
Securities	404,810	3.01%	356,017	3.39%

Total Interest-earning Assets	3,907,775	4.10%	3,696,588	4.58%
Noninterest-earning Assets	404,763		376,020

Total Assets	$4,312,538		$4,072,608

Liabilities and Shareholders’ Equity
NOW/Money Market/Savings	$1,518,602	0.20%	$1,297,360	0.15%
Certificates of Deposit	1,104,262	1.24%	1,181,822	1.77%
Borrowed Funds < 1 Year	97,600	0.21%	42,135	0.13%
Borrowed Funds > 1 Year	124,460	3.22%	122,270	3.87%

Total Interest-bearing Liabilities	2,844,924	0.74%	2,643,587	1.05%

Noninterest-bearing Liabilities
Demand Deposits	877,056		792,911
Shareholders’ Equity/Other	590,558		636,110

Total Noninterest-bearing Liabilities	1,467,614		1,429,021

Total Liabilities and Shareholders’ Equity	$4,312,538		$4,072,608

Net Interest Margin		3.57%		3.83%

	2012		2012		2011
	Fourth Quarter		Third Quarter		Fourth Quarter
Net Interest Margin (FTE) (QTD Averages)(2)
Assets
Loans	$3,286,039	4.44%	$3,226,219	4.52%	$3,126,126	4.83%
Interest-bearing Deposits with Banks	267,719	0.29%	329,985	0.28%	189,726	0.28%
Securities	445,059	2.76%	404,881	2.89%	372,815	3.36%

Total Interest-earning Assets	3,998,817	3.97%	3,961,085	4.00%	3,688,667	4.45%
Noninterest-earning Assets	411,078		411,528		381,191

Total Assets	$4,409,895		$4,372,613		$4,069,858

Liabilities and Shareholders’ Equity
NOW/Money Market/Savings	$1,614,444	0.19%	$1,567,005	0.21%	$1,338,276	0.14%
Certificates of Deposit	1,058,308	1.06%	1,079,894	1.15%	1,135,517	1.64%
Borrowed Funds < 1 Year	61,588	0.16%	94,789	0.23%	41,261	0.11%
Borrowed Funds > 1 Year	124,947	3.15%	125,511	3.20%	122,660	3.21%

Total Interest-bearing Liabilities	2,859,287	0.64%	2,867,199	0.70%	2,637,714	0.93%

Noninterest-bearing Liabilities
Demand Deposits	929,575		903,949		800,188
Shareholders’ Equity/Other	621,033		601,465		631,956

Total Noninterest-bearing Liabilities	1,550,608		1,505,414		1,432,144

Total Liabilities and Shareholders’ Equity	$4,409,895		$4,372,613		$4,069,858

Net Interest Margin		3.51%		3.50%		3.79%

S&T Earnings Release - 9

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012		2012		2011
	Fourth Quarter		Third Quarter		Fourth Quarter
Balance Sheets (Period-End)
Assets
Cash	$80,595		$62,457		$61,672
Interest-bearing Deposits with Banks	257,116		284,619		208,854
Securities	467,581		432,057		375,812
Loans, Net	3,322,638		3,236,066		3,083,768
Other Assets	398,772		407,059		389,888

Total Assets	$4,526,702		$4,422,258		$4,119,994

Liabilities and Shareholders’ Equity
Noninterest-bearing Demand Deposits	$960,980		$928,000		$818,686
Interest-bearing Deposits	2,677,448		2,666,406		2,517,173
Short-term Borrowings	137,582		80,268		105,370
Long-term Debt	124,720		125,281		122,493
Other Liabilities	88,550		88,061		65,746
Shareholders’ Equity	537,422		534,242		490,526

Total Liabilities and Shareholders’ Equity	$4,526,702		$4,422,258		$4,119,994

	2012		2012		2011
	Fourth Quarter		Third Quarter		Fourth Quarter
Loans (Period-End)
Consumer
Home Equity	$431,335		$447,123		$411,404
Residential Mortgage	427,303		409,967		358,846
Installment & Other Consumer	73,875		75,157		67,131
Construction	2,437		2,098		2,440

Total Consumer Loans	934,950		934,345		839,821

Commercial
Commercial Real Estate	1,452,133		1,438,526		1,415,333
Commercial & Industrial	791,396		748,569		685,753
Construction	168,143		157,717		188,852

Total Commercial Loans	2,411,672		2,344,812		2,289,938

Total Portfolio Loans	3,346,622		3,279,157		3,129,759
Loans Held for Sale	22,499		3,188		2,850

Total Loans	$3,369,121		$3,282,345		$3,132,609

Nonperforming Loans (NPL)
		% NPL		% NPL		% NPL
Consumer
Home Equity	$3,653	0.85%	$3,994	0.89%	$2,936	0.71%
Residential Mortgage	7,278	1.70%	7,584	1.85%	7,228	2.01%
Installment & Other Consumer	40	0.05%	49	0.07%	4	0.01%
Construction	218	8.95%	399	19.02%	181	7.42%

Total Consumer Loans	11,189	1.20%	12,026	1.29%	10,349	1.23%

Commercial
Commercial Real Estate	30,556	2.10%	32,828	2.28%	31,648	2.24%
Commercial & Industrial	6,435	0.81%	6,851	0.92%	7,571	1.10%
Construction	6,778	4.03%	14,411	9.14%	6,547	3.47%

Total Commercial Loans	43,769	1.81%	54,090	2.31%	45,766	2.00%

Total Nonperforming Loans	$54,958	1.64%	$66,116	2.02%	$56,115	1.79%

S&T Earnings Release - 10

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012		2012		2011
	Fourth		Third		Fourth
	Quarter		Quarter		Quarter
Construction and Commercial Real Estate (CRE) PA vs. Out-of-State
Pennsylvania	$1,319,127		$1,312,646		$1,301,211
Out-of-State	301,149		283,597		302,974

Total Construction and CRE PA vs. Out-of-State	$1,620,276		$1,596,243		$1,604,185

		% NPL		% NPL		% NPL
Construction and CRE - NPL PA vs. Out-of-State
Pennsylvania	$34,217	2.59%	$41,009	3.12%	$33,665	2.59%
Out-of-State	3,117	1.04%	6,230	2.20%	4,530	1.50%

Total Construction and CRE - NPL PA vs. Out-of-State	$37,334	2.30%	$47,239	2.96%	$38,195	2.38%

	2012		2012		2011
	Fourth		Third		Fourth
	Quarter		Quarter		Quarter
Construction and CRE by Type
Retail/Strip Malls	$280,047		$275,566		$288,453
Offices	198,818		199,286		218,619
Residential Rental Properties	185,354		171,891		198,011
Hotels	176,862		193,460		193,833
Real Estate/Land Development - Commercial	146,216		129,738		102,623
Healthcare/Education	111,152		99,018		105,642
Manufacturing/Industrial/Warehouse	106,589		99,315		95,883
Flex/Mixed Use	91,576		96,403		97,766
Recreational	38,013		39,267		43,152
Convenience Stores	36,569		28,451		29,489
Restaurant	30,391		30,173		29,921
Real Estate Development - Residential	23,333		29,142		60,808
Miscellaneous *	195,356		204,533		139,985

Total Construction and CRE by Type	$1,620,276		$1,596,243		$1,604,185

	2012		2012		2011
	Fourth		Third		Fourth
	Quarter		Quarter		Quarter
		% NPL		% NPL		% NPL
Construction and CRE - NPL by Type
Retail/Strip Malls	$7,332	2.62%	$7,617	2.76%	$5,285	1.83%
Offices	3,488	1.75%	4,529	2.27%	3,973	1.82%
Residential Rental Properties	2,864	1.55%	3,488	2.03%	2,851	1.44%
Hotels	—	—	—	—	700	0.36%
Real Estate/Land Development - Commercial	3,503	2.40%	7,879	6.07%	771	0.75%
Healthcare/Education	267	0.24%	581	0.59%	311	0.29%
Manufacturing/Industrial/Warehouse	3,985	3.74%	4,227	4.26%	4,638	4.84%
Flex/Mixed Use	771	0.84%	51	0.05%	—	—
Recreational	7,824	20.58%	7,956	20.26%	9,365	21.70%
Convenience Stores	—	—	73	0.26%	—	—
Restaurant	1,329	4.37%	1,583	5.25%	940	3.14%
Real Estate Development - Residential	3,275	14.03%	6,532	22.41%	6,284	10.33%
Miscellaneous	2,696	1.38%	2,723	1.33%	3,077	2.20%

Total Construction and CRE - NPL by Type	$37,334	2.30%	$47,239	2.96%	$38,195	2.38%

*	Included in the miscellaneous category of Construction and CRE by type are loans from the recent acquisition of Gateway Bank on August 9, 2012 of $38.6 million. Detail by type was not available.

S&T Earnings Release - 11

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012	2012	2011
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Commercial Credit Exposure
Pass
Commercial Real Estate	$1,265,811	$1,251,422	$1,229,005
Commercial & Industrial	718,070	674,819	600,895
Construction	118,841	105,684	136,270

Total Pass	$2,102,722	$2,031,925	$1,966,170

Special Mention
Commercial Real Estate	$96,156	$92,544	$84,400
Commercial & Industrial	42,016	32,952	33,135
Construction	30,748	23,043	17,106

Total Special Mention	$168,920	$148,539	$134,641

Substandard
Commercial Real Estate	$90,167	$94,560	$101,928
Commercial & Industrial	31,310	40,798	51,723
Construction	18,554	28,990	35,476

Total Substandard	$140,031	$164,348	$189,127

S&T Earnings Release - 12

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012	2012	2011
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming Loans	$54,958	$66,116	$56,115
Assets Acquired through Foreclosure or Repossession	911	1,468	3,967
Nonperforming Assets	55,869	67,584	60,082
Troubled Debt Restructurings (Nonaccrual)	18,940	23,414	18,184
Troubled Debt Restructurings (Accruing)	41,521	37,110	49,716
Total Troubled Debt Restructurings	60,461	60,524	67,900
Allowance for Loan Losses	46,484	46,279	48,841
Nonperforming Loans / Loans	1.63%	2.01%	1.79%
Nonperforming Assets / Loans plus OREO	1.66%	2.06%	1.92%
Allowance for Loan Losses / Loans	1.38%	1.41%	1.56%
Allowance for Loan Losses / Nonperforming Loans	85%	70%	87%
Net Loan Charge-offs (Recoveries)	4,011	2,714	5,028
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans	0.49%	0.33%	0.64%

Profitability Ratios (Annualized)
Common Return on Average Assets	0.86%	1.15%	0.91%
Common Return on Average Tangible Assets (4)	0.90%	1.19%	0.95%
Common Return on Average Equity	7.05%	9.56%	6.41%
Common Return on Average Tangible Common Equity (5)	10.65%	14.52%	11.29%
Efficiency Ratio (FTE) (6)	63.29%	65.31%	57.06%

Capitalization Ratios
Dividends Paid to Net Income	46.83%	34.47%	45.25%
Common Equity / Assets	11.87%	12.08%	11.91%
Tier 1 Leverage Ratio	9.31%	9.27%	9.17%
Risk-based Capital - Tier 1	11.98%	12.01%	11.63%
Risk-based Capital - Total	15.39%	15.45%	15.20%
Tangible Common Equity / Tangible Assets (7)	8.20%	8.32%	8.09%

	For the Twelve Months Ended December 31,
	2012	2011
Asset Quality Data
Net Loan Charge-offs (Recoveries)	25,173	18,155
Net Loan Charge-offs (Recoveries) / Average Loans	0.78%	0.56%

Profitability Ratios (Annualized)
Common Return on Average Assets	0.79%	0.97%
Common Return on Average Tangible Common Assets (8)	0.83%	1.02%
Common Return on Average Shareholders’ Equity	6.62%	6.78%
Common Return on Average Tangible Common Equity (9)	10.07%	12.62%
Efficiency Ratio (FTE) (6)	65.15%	55.96%

Capitalization Ratios
Dividends Paid to Net Income	50.75%	42.44%

S&T Earnings Release - 13

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

	2012	2012	2011
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1) Tangible Common Book Value
Common Book Value (GAAP Basis)	$18.08	$17.97	$17.44
Effect of Excluding Intangible Assets	(6.10)	(6.11)	(6.08)

Tangible Common Book Value	$11.98	$11.86	$11.36

(2) Interest Income on a Fully Taxable Equivalent Basis
Interest Income (GAAP Basis)	$38,920	$38,820	$40,258
Taxable Equivalent Adjustment to Interest Income (Non-GAAP)	1,094	1,119	1,101

Interest Income on a Fully Taxable Equivalent Basis (Non-GAAP)	40,014	39,939	41,359
Interest Expense (GAAP Basis)	4,629	5,025	6,192

Net Interest Income on a Fully Taxable Equivalent Basis (Non-GAAP)	$35,385	$34,914	$35,167

(4) Common Return on Average Tangible Assets
Common Return on Average Assets (GAAP Basis)	0.86%	1.15%	0.91%
Effect of Excluding Intangible Assets	0.04%	0.04%	0.04%

Common Return on Average Tangible Assets	0.90%	1.19%	0.95%

(5) Common Return on Average Tangible Common Equity
Common Return on Average Common Equity (GAAP Basis)	7.05%	9.56%	6.41%
Effect of Excluding Intangible Assets	3.60%	4.96%	2.17%
Effect of Excluding Preferred Stock	—	—	2.71%

Common Return on Average Tangible Common Equity	10.65%	14.52%	11.29%

(6) Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

(7) Tangible Common Equity / Tangible Assets
Common Equity / Assets (GAAP Basis)	11.87%	12.08%	11.91%
Effect of Excluding Intangible Assets	-3.67%	-3.76%	-3.82%

Tangible Common Equity / Tangible Assets	8.20%	8.32%	8.09%

	For the Twelve Months Ended December 31,
	2012	2011
(3) Interest Income on a Fully Taxable Equivalent Basis
Interest Income (GAAP Basis)	$156,251	$165,079
Taxable Equivalent Adjustment to Interest Income	4,471	4,155

Interest Income on a Fully Taxable Equivalent Basis (Non-GAAP)	160,722	169,234
Interest Expense (GAAP Basis)	21,024	27,733

Net Interest Income on a Fully Taxable Equivalent Basis (Non-GAAP)	$139,698	$141,501

(8) Common Return on Average Tangible Common Assets
Common Return on Average Assets (GAAP Basis)	0.79%	0.97%
Effect of Excluding Intangible Assets	0.04%	0.05%

Common Return on Average Tangible Common Assets	0.83%	1.02%

(9) Common Return on Average Tangible Common Equity
Common Return on Average Shareholders’ Equity (GAAP Basis)	6.62%	6.78%
Effect of Excluding Intangible Assets	3.45%	3.03%
Effect of Excluding Preferred Stock	—	2.81%

Common Return on Average Tangible Common Equity	10.07%	12.62%